Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for Fourth Quarter and Fiscal Year 2011

Record Revenue Set For Quarter

SUNNYVALE, Calif., September 19, 2011 — Accuray Incorporated (Nasdaq: ARAY), the premier radiation oncology company, announced today financial results for the fourth quarter and fiscal year ended June 30, 2011. It should be noted that the acquisition of TomoTherapy was completed on June 10, 2011.  As a result, fourth quarter and fiscal 2011 financial data presented reflect the addition of TomoTherapy results from June 10, 2011 through June 30, 2011. Backlog, shipments and installations will be reflected for the full quarter for both Accuray and TomoTherapy.

For the fourth quarter of fiscal 2011, Accuray reported total revenue of $75.2 million, which included $64.1 million of CyberKnife related revenue and an $11.1 million contribution from TomoTherapy from the period June 10, 2011 through June 30, 2011. The CyberKnife-related Accuray revenue for the fourth quarter sets a company record and represents a four percent increase from total revenue of $61.8 million during the fourth quarter of fiscal 2010. For the fiscal year ended June 30, 2011, total revenue was $222.3 million, of which $211.2 million was associated with CyberKnife Systems and service, compared to $221.6 million in the previous year.  Excluding revenue from previously deferred Platinum contracts and revenue from TomoTherapy, total revenue for fiscal 2011 was $205.9 million, a seven percent increase over the comparable period in fiscal 2010.

Consolidated net loss for the fourth quarter of fiscal 2011 was $25.0 million, or $0.40 per diluted share, compared to net income of $5.0 million, or $0.08 per diluted share, during the comparable period last year. The net loss was primarily attributable to approximately $18.7 million in acquisition and integration charges associated with the TomoTherapy acquisition. Consolidated net loss for fiscal year 2011 was $26.7 million or $0.44 per diluted share, compared to net income of $2.8 million or $0.05 per diluted share for fiscal year 2010.

During the fourth quarter of fiscal 2011, 19 CyberKnife® orders were added to backlog in accordance with Accuray backlog criteria with one cancellation for a total of 18 net orders to backlog, with a value of $56.7 million.  In addition, 17 TomoTherapy® System orders were placed into backlog in accordance with

TomoTherapy’s historical backlog criteria during the quarter with an added value of $38.0 million.

During the fourth quarter of fiscal 2011, 10 CyberKnife Systems were shipped and 14 were installed, increasing the worldwide CyberKnife installed base to 240 systems. There were 10 TomoTherapy Systems shipped and 9 installed in the fourth quarter of fiscal 2011, bringing the worldwide TomoTherapy installed base to 342.

“We are pleased with the record revenue in the fourth quarter, confirming growing acceptance of the CyberKnife as the brand name in radiosurgery. In addition, we are excited about the close of the TomoTherapy acquisition, which provides a strategically important increase in the scale and scope of Accuray,” said Euan Thomson, president and chief executive officer of Accuray Incorporated. “With state-of-the-art technologies for both radiosurgery and radiation therapy, Accuray is now positioned to provide advanced treatment to a broader group of cancer patients globally.”

Accuray’s cash, cash equivalents and restricted cash totaled $99.1 million as of June 30, 2011.

On August 27, 2011, Accuray issued $100 million of 3.75 percent convertible notes, with proceeds to be used for general corporate purposes, including strategic investing in expanding its business and new product development.

Outlook

The following statement is forward-looking and actual results may differ materially.  During fiscal year 2012 Accuray expects that revenue will be in the range of $400 million to $415 million, which takes into account the financial impact of the TomoTherapy acquisition.  During the first quarter of fiscal 2012, Accuray expects that revenue will be in the range of $80 million to $85 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Monday, September 19, 2011 at 2:00 p.m. PDT / 5:00 p.m. EDT. The conference call dial-in numbers are 1-800-291-9234 (USA) or 1-617-614-3923 (International), Conference ID:  46593035.  A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 36254727, beginning at 5:00 p.m. PT / 8:00 p.m. ET, September 19, 2011 and will be available through September 22 2011. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT /

8:00 p.m. ET today through Accuray’s release of its results for the first quarter of fiscal 2012, ending September 30, 2011.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is the premier radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies — the CyberKnife and TomoTherapy Systems — are designed to deliver radiosurgery, stereotactic body radiation therapy, intensity modulated radiation therapy, image guided radiation therapy, and adaptive radiation therapy. To date, more than 200,000 patients worldwide have been treated using the company’s technologies and more than 575 systems have been installed in leading hospitals around the world. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including those concerning Accuray’s expectations about revenue for fiscal year 2012 and the first quarter thereof, the portion of revenue attributable to product revenue, profitability, shipments and installations and backlog. Except for the historical information contained herein, the matters set forth in this press release, including Accuray’s expectations about revenue for fiscal year 2012 and the first quarter thereof are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: range of treatment options, clinical applications, and market acceptance of products and other risks detailed from time to time under the heading “Risk Factors” in our form 10-Q filed on May 10, 2011, the Risk Factors set forth on TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, and as updated in TomoTherapy’s Form 10-Q for the fiscal quarter ended March 31, 2011, and the Risk Factors set forth in Accuray’s Registration Statement on Form S-4, filed with the SEC on April 7, 2011 and as amended on May 5, 2011 and May 9,  2011, as well as our other filings with the Securities and Exchange Commission for a further list and description of additional business risks, uncertainties and other factors that may affect these statements. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Years ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net revenue:
Products	$47,824	$41,951	$138,595	$143,187
Services	25,657	19,617	80,490	77,504
Other	1,742	220	3,199	934
Total net revenue	75,223	61,788	222,284	221,625
Cost of revenue:
Cost of products	20,572	18,559	55,524	66,216
Cost of services	20,886	12,015	56,218	50,732
Cost of other	1,539	156	3,300	659
Total cost of revenue	42,997	30,730	115,042	117,607
Gross profit	32,226	31,058	107,242	104,018
Operating expenses:
Selling and marketing	13,307	8,296	37,181	34,187
Research and development	15,036	8,373	41,687	31,523
General and administrative	29,196	8,393	56,657	35,472
Total operating expenses	57,539	25,062	135,525	101,182
Income (loss) from operations	(25,313)	5,996	(28,283)	2,836
Interest and other income (expense), net	(26)	(683)	2,288	1
Income (loss) before provision for (benefit from) income taxes	(25,339)	5,313	(25,995)	2,837
Provision for (benefit from) income taxes	70	293	1,116	(4)
Net income (loss)	(25,409)	5,020	(27,111)	2,841
Noncontrolling interest	(429)	—	(429)	—
Net income (loss) attributable to stockholders	$(24,980)	$5,020	$(26,682)	$2,841

Net income (loss) per common share, basic and diluted:
Basic	$(0.40)	$0.09	$(0.44)	$0.05
Diluted	$(0.40)	$0.08	$(0.44)	$0.05

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	62,451	58,205	60,085	57,560
Diluted	62,451	60,564	60,085	60,191

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$426	$553	$1,312	$1,721
Selling and marketing	$182	$54	$695	$1,433
Research and development	$1,130	$913	$2,922	$2,850
General and administrative	$5,230	$889	$8,436	$4,642

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30,	June 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$95,906	$45,434
Restricted cash	3,172	22
Short-term available-for-sale securities	—	99,881
Accounts receivable, net of allowance for doubtful accounts of $324 and $115 at June 30, 2011 and 2010, respectively	61,853	37,955
Inventories	97,836	28,186
Prepaid expenses and other current assets	21,115	19,356
Deferred cost of revenue—current	5,840	7,889
Total current assets	285,722	238,723
Property and equipment, net	44,823	14,684
Goodwill	54,474	4,495
Intangible assets, net	66,039	388
Deferred cost of revenue—noncurrent	2,258	3,213
Other assets	2,468	1,681
Total assets	$455,784	$263,184
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$38,645	$10,317
Accrued expenses	70,418	21,455
Customer advances—current	25,829	12,884
Deferred revenue—current	68,152	42,019
Total current liabilities	203,044	86,675
Long-term liabilities:
Long-term other liabilities	6,321	1,059
Deferred revenue—noncurrent	6,092	5,374
Total liabilities	215,457	93,108

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 72,199,837 and 60,666,974 shares at June 30, 2011 and 2010, respectively; outstanding: 70,059,819 and 58,526,956 shares at June 30, 2011 and 2010, respectively.	70	59
Additional paid-in capital	373,963	287,764
Accumulated other comprehensive income (loss)	127	(71)
Accumulated deficit	(144,385)	(117,676)
Total stockholders’ equity	229,775	170,076
Noncontrolling interest	10,552	—
Total equity	240,327	170,076
Total liabilities and stockholders’ equity	$455,784	$263,184

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended June 30, 2011. “GAAP” refers to generally accepted accounting principles in the United States.

Accuray closed the acquisition of TomoTherapy on June 10, 2011 and TomoTherapy’s operations since that date are included in Accuray’s consolidated results of operations. Accounting for the impact of this acquisition has resulted in changes to the value of assets and liabilities from the amounts reflected by TomoTherapy prior to the acquisition and the creation of incremental assets and liabilities including intangible assets for developed technology and backlog, and unfavorable lease obligations. These changes have impacted revenues and expenses recorded in Accuray’s consolidated statement of operations since the close of the acquisition. In addition, Accuray has incurred significant expenses as a result of the acquisition, some of which are one-time while others are expected to be incurred over fiscal 2012 for the integration of TomoTherapy.

To reflect the on-going core results of operations of the Company, including adjusting for the impact of the acquisition of TomoTherapy, the Company has presented its operating results on an adjusted non- GAAP basis as well as in accordance with GAAP for the three months ended June 30, 2011. We use the following measures, which are not calculated in accordance with GAAP: non-GAAP revenues, non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP net income (loss) attributable to stockholders, non-GAAP net income (loss) per basic share, and non-GAAP net income (loss) per diluted share.  The Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses these non-GAAP financial measures in connection with its own budgeting and financial planning, as well as evaluating management performance for compensation purposes. These non-GAAP financial measures are in addition to, not a substitute for, nor superior to, measures of financial performance prepared in conformity with GAAP. Further, our reconciliations of GAAP to non-GAAP operating results are presented solely to facilitate a reader’s understanding of the impact of the various adjustments to our GAAP operating results, individually and in the aggregate, and are not intended to place any undue prominence on our non-GAAP operating results.

Revenues

	GAAP	Adjustments		Non-GAAP

Products	$47,824	$5,647	(A)	$53,471
Service	25,657	(2,770	)(B)	22,887
Other	1,742			1,742
Total	75,223	2,877		78,100

(A)  As of the close of the acquisition, TomoTherapy’s deferred product revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result, from the close of the acquisition to June 30, 2011, product revenue recorded by Accuray for the sale of TomoTherapy products was $5.7 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.

(B)   As of the close of the acquisition, TomoTherapy’s deferred service revenue was written up to fair value. As a result, deferred service revenue earned by Accuray from the close of the acquisition on June 10, 2011 to June 30, 2011 was $2.8 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred.

Cost of Revenues

	GAAP	Adjustments		Non-GAAP

Products	20,572	(81	)(C)	20,491
Service	20,886	(2,060	)(D)	18,826
Other	1,539			1,539
Total	42,997	(2,141)		40,856

(C)   As of the close of the acquisition, TomoTherapy’s deferred product cost of revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result of this write down of deferred product cost of revenue, from the close of the acquisition to June 30, 2011 product cost of revenue recorded by Accuray for the sale of TomoTherapy products was reduced by $2.2 million from the product cost of revenue that would have been recorded by TomoTherapy if the acquisition had not occurred. Offsetting this reduction in product cost of revenues, Accuray recorded charges to product cost of revenues arising from accounting for the acquisition of TomoTherapy. These included $0.8 million for amortization of intangible assets created by the acquisition and $1.5 million due to the write up of inventory on hand at the time of the acquisition from cost basis to fair value.

(D)  Service cost of revenues included the following charges arising from the acquisition of TomoTherapy: $1.8 million due to the write up of service related inventory on hand at the time of the acquisition from cost basis to fair value, $0.2 million due to severance compensation for employees terminated.

Operating Expenses

	GAAP	Adjustments		Non-GAAP

Selling and Marketing	13,307	(1,011	)(E)	11,696
Research and Development	15,036	(2,074	)(F)	12,962
General and Administrative	29,196	(17,211	)(G)	12,585
Total	57,539	(20,296)		37,243

(E)   Includes $0.1 million for severance compensation and $0.9 million related to planning for the integration of product marketing.

(F)   Includes $1.4 million for severance compensation and $0.7 million of stock based compensation charges for immediate vesting of restricted stock and stock options for employees that were terminated.

(G)   Includes $9.0 million for severance compensation and $3.8 million of stock based compensation charges for immediate vesting of restricted stock and stock options for employees that were terminated. Also includes $2.4 million in fees to investment bankers, $1.2 million related to planning for the integration of work forces and operations, and $0.8 million for legal, accounting and other services.

Net Income (Loss) Attributable to Stockholders

	GAAP	Adjustments		Non-GAAP

Income (Loss) From Operations	(25,313)	25,314	(H)	1
Other Income (Expense)	(26)	34	(I)	8
Provision For Income Taxes	70			70
Noncontrolling Interest	(429)			(429)
Net Income (Loss) Attributable to Stockholders	$(24,980)	$25,348		$368

Net Income (Loss) Per Share — Basic	$(0.40)			$0.01
Net Income (Loss) Per Share — Diluted	$(0.40)			$0.01

Common Shares — Basic	62,451			62,451
Common Shares — Diluted	62,451			64,970

(H)  Represents impact of all adjustments (A) through (G) on Income (Loss) From Operations.

(I)    Unrealized foreign currency losses on changes in liabilities.